SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: February 26, 2003

ANSYS, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-20853	04-3219960
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

275 Technology Drive, Canonsburg, Pennsylvania		15317
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:     (724) 726-3304

Page 1 of 4 Pages

Exhibit Index appears on Page 4

Item 2. Acquisition or Disposition of Assets.

As previously reported by ANSYS, Inc. (the “Registrant”), on February 4, 2003, the Registrant and AEA Technology PLC (“AEA”) entered into an Agreement providing for the Registrant’s acquisition from AEA and certain of its subsidiaries of the capital stock of certain AEA subsidiaries and of related assets constituting the CFX business of AEA, for cash consideration of approximately U.S. $21 million. On February 26, 2003, the Registrant and AEA consummated the transactions contemplated by the Agreement. The cash purchase price of $21 million paid at closing remains subject to certain post-closing adjustments, as described in the Agreement. The purchase price for the transaction was determined through arm’s length negotiations between the parties, and was funded by ANSYS from available cash reserves.

A copy of the Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. A copy of the Registrant’s press release dated February 26, 2003, announcing the closing of the acquisition is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement, dated February 4, 2003, between the Registrant and AEA.*

99.1	Press release, dated February 26, 2003.

* Certain exhibits and schedules to this Exhibit were omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANSYS, Inc.

By:	/s/ James E. Cashman
James E. Cashman, III President and CEO

Dated: March 11, 2003

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement, dated February 4, 2003, between the Registrant and AEA.

99.1	Press release, dated February 26, 2003.